UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024
ETSY, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 5, 2024, Etsy, Inc. (“Etsy”) announced certain changes to its Executive Team, as described below.
Appointment of Kruti Patel Goyal as President and Chief Growth Officer
On December 5, 2024, Etsy announced the appointment of Kruti Patel Goyal, the Chief Executive Officer of Etsy’s subsidiary Depop Limited (“Depop”), as Etsy’s President and Chief Growth Officer, effective January 1, 2025. Ms. Patel Goyal will also continue to serve as Depop’s Chief Executive Officer until March 31, 2025, as she transitions to her new role, and may continue thereafter for a mutually agreed period of time. Key operational functions, including Product, Marketing, Member Support, Trust and Safety, and Strategy and Operations will report to Ms. Patel Goyal. Josh Silverman, currently President and Chief Executive Officer, will continue to serve as Chief Executive Officer effective January 1, 2025.

Ms. Patel Goyal, age 48, has served as Depop’s Chief Executive Officer since September 2022. Prior to that, Ms. Patel Goyal served as Etsy’s Chief Product Officer from October 2019 to July 2022, and held several other senior leadership roles at Etsy.

On December 4, 2024, Ms. Patel Goyal and Etsy entered into a letter agreement (the “Patel Goyal Letter Agreement”) governing the terms of Ms. Patel Goyal's transition back to the Etsy Executive Team and her service as Etsy's President and Chief Growth Officer. Pursuant to the Patel Goyal Letter Agreement, Ms. Patel Goyal will receive a base salary of $540,000 per year, and be eligible to participate in Etsy’s Management Cash Incentive Plan, with an annual target of 100% of her base salary. In addition, Etsy intends to grant Ms. Patel Goyal a promotion equity award consisting of seventy percent restricted stock units and thirty percent performance-based restricted stock units with an aggregate fair value equal to $8,000,000, subject to the approval of Etsy’s Compensation Committee.

Ms. Patel Goyal has no family relationships with any of Etsy’s directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description of the Patel Goyal Letter Agreement is qualified in its entirety by reference to the full text of the Patel Goyal Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2024.

Appointment of Charles “Lanny” Baker as Chief Financial Officer

On December 5, 2024, Etsy announced the appointment of Charles “Lanny” Baker as Etsy’s Chief Financial Officer, effective January 1, 2025. Mr. Baker will succeed Rachel Glaser, who previously announced her decision to retire, and will step down as Chief Financial Officer effective December 31, 2024 but continue to serve in an advisory capacity through June 30, 2025 to support a smooth transition.

Mr. Baker, age 57, has served as the Chief Operating Officer of Eventbrite, Inc. (“Eventbrite”) since November 2024. Previously, Mr. Baker served as Eventbrite's Chief Operating and Financial Officer from August 2024 to November 2024, and as Chief Financial Officer from September 2019 to August 2024. Prior to joining Eventbrite, Mr. Baker served as Chief Financial Officer of Yelp Inc. from May 2016 to August 2019.

On November 21, 2024, Mr. Baker and Etsy entered into a letter agreement (the “Baker Letter Agreement”) governing the terms of his service as Etsy’s Chief Financial Officer. Pursuant to the Baker Letter Agreement, Mr. Baker will receive a base salary of $525,000 per year and be eligible to participate in Etsy’s Management Cash Incentive Plan, with an annual target of 90% of his base salary. Mr. Baker will also receive a one-time sign-on bonus of $140,000 and be eligible to participate in the Etsy Executive Severance Plan.

In addition, Etsy intends to grant Mr. Baker sign-on equity awards with an aggregate fair value equal to approximately $7,700,000 (the "New Hire Grant"). The New Hire Grant will consist of seventy percent restricted stock units and thirty percent performance-based restricted stock units. The New Hire Grant is subject to the approval of Etsy’s Compensation Committee and is intended to serve as a material inducement to Mr. Baker’s commencement of employment with Etsy within the meaning of Rule 5635(c)(4) of the Nasdaq Marketplace Rules. Etsy will also enter into Etsy’s standard indemnification agreement in favor of Mr. Baker.

Mr. Baker has no family relationships with any of Etsy’s directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description of the Baker Letter Agreement is qualified in its entirety by reference to the full text of the Baker Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2024.

Departure of Raina Moskowitz as Chief Operating and Marketing Officer

On December 2, 2024, Raina Moskowitz informed Etsy of her decision to resign from her position as Chief Operating and Marketing Officer, to pursue a role outside of Etsy. On December 2, 2024, Ms. Moskowitz and Etsy entered into a letter agreement (the “Moskowitz Letter Agreement”) governing the terms of her remaining period of service to Etsy and her departure. The Moskowitz Letter Agreement provides that Ms. Moskowitz will receive a one-time bonus of $100,000, in exchange for staying in her current role until January 3, 2025 and remaining available to consult on the transition through March 31, 2025.

This description of the Moskowitz Letter Agreement is qualified in its entirety by reference to the full text of the Moskowitz Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2024.

Departure of Rachana Kumar as Chief Technology Officer

On December 5, 2024, Etsy also announced that effective December 31, 2024 Rachana Kumar will cease to serve as Chief Technology Officer. Etsy has initiated a search for her successor, with interim leadership provided by two current vice presidents of engineering. Ms. Kumar is expected to serve in an advisory capacity, which may extend through June 30, 2025.

On December 4, 2024, Ms. Kumar and Etsy entered into a letter agreement (the “Kumar Letter Agreement”) governing the terms of her departure and advisory period. Ms. Kumar will continue to receive her base salary during the advisory period, and her equity will continue to vest. Ms. Kumar will receive compensation and benefits consistent with a Qualifying Termination under the Etsy Executive Severance Plan, as well as payment for her earned, but unused, sabbatical and continuing tax preparation and audit support related to her earlier secondment at Etsy’s request in Mexico.

In return for these benefits, Ms. Kumar will provide a customary general release and waiver of claims.

This description of the Kumar Letter Agreement is qualified in its entirety by reference to the full text of the Kumar Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing these changes has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.

On December 5, 2024, in connection with the Executive Team changes described above, Etsy announced the appointment of Brad Minor as Etsy’s Chief Marketing Officer effective January 3, 2025. Mr. Minor currently serves as Etsy’s Vice President, Chief Brand Officer. Mr. Minor will report to Ms. Patel Goyal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on December 5, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Colin Stretch
Colin Stretch
Chief Legal Officer
Dated: December 5, 2024
4